UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Tidewater Inc. (the “Company”) held its 2013 annual meeting of stockholders (the “Annual Meeting”) on August 1, 2013 in New Orleans, Louisiana. As of June 13, 2013, the record date for the meeting, the Company had 49,476,090 shares of common stock outstanding. Of that number, 46,343,493 full shares were represented in person or by proxy at the Annual Meeting. The Company’s stockholders voted on the following four proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Twelve Directors

Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
M. Jay Allison	43,416,828	315,733	2,610,932
James C. Day	43,480,850	251,711	2,610,932
Richard T. du Moulin	40,941,460	2,791,101	2,610,932
Morris E. Foster	40,968,279	2,764,282	2,610,932
J. Wayne Leonard	43,500,257	232,304	2,610,932
Jon C. Madonna	43,395,009	337,552	2,610,932
Richard A. Pattarozzi	40,883,677	2,848,884	2,610,932
Jeffrey M. Platt	43,495,162	237,399	2,610,932
Nicholas J. Sutton	40,885,912	2,846,649	2,610,932
Cindy B. Taylor	43,421,934	310,627	2,610,932
Dean E. Taylor	43,371,728	360,833	2,610,932
Jack E. Thompson	40,981,171	2,751,390	2,610,932

Proposal 2: Advisory Say-on-Pay Vote

Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,692,389	11,929,115	111,056	2,610,932

Proposal 3: Approval of the Tidewater Inc. Executive Officer Annual Incentive Plan

Proposal 3 was a proposal to approve the Tidewater Inc. Executive Officer Annual Incentive Plan. This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,375,171	1,250,329	107,060	2,610,932

Proposal 4: Ratification of the Appointment of Auditors

Proposal 4 was a proposal to ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014. This proposal was approved.

Votes For	Votes Against	Abstentions
45,981,760	295,335	66,397

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

August 5, 2013	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President,
Secretary and General Counsel